Exhibit (24)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and/or officers of S&T Bancorp, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Corporation"), hereby constitute and appoint James C. Miller, Robert E. Rout, Robert B. Ott and Paul D. Freshour, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement (the "Registration Statement") on Form S-3 or any other appropriate form, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), and pursuant to Rule 415 thereunder, of (i) the Corporation's unsecured debt securities ("Debt Securities") which may include junior subordinated debt obligations to be issued to one or more grantor trusts to be formed by the Corporation ("Trusts"), (ii) shares of the Corporation's common stock, par value $2.50 per share ("Common Stock"), (iii) shares of the Corporation's preferred stock, no par value per share ("Preferred Stock"), (iv) warrants for the purchase of Debt Securities, Common Stock, Depositary Shares (as hereinafter defined) or Preferred Stock ("Warrants") and (v) guarantees by the Corporation of the preferred trust interests of one or more Trusts, with a proposed maximum aggregate offering price for such Debt Securities, Common Stock, Preferred Stock and Warrants of up to $150,000,000, plus (i) an indeterminate number of shares of Common Stock issuable (A) upon conversion of shares of Preferred Stock, to the extent any of such shares of Preferred Stock are by their terms convertible into Common Stock or (B) upon exercise of Warrants, (ii) an indeterminate number of shares of Preferred Stock (A) in the form of depositary shares ("Depositary Shares") to be evidenced by depositary receipts to be issued pursuant to a Deposit Agreement in the event the Corporation elects to offer to the public fractional interests in shares of Preferred Stock and (B) upon exercise of Warrants and (iii) an indeterminate amount of Debt Securities issuable upon exercise of Warrants; and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of the Corporation and in the name and on behalf of such officer or director of the Corporation, to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, to attest to the seal of the Corporation thereon, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory organization, hereby granting to such attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and such persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: August 18, 2003

/s/ James C. Miller James C. Miller	President and Chief Executive Officer (Principal Executive Officer) and Director
/s/ Robert E. Rout Robert E. Rout	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
/s/ Robert D. Duggan Robert D. Duggan	Chairman of the Board
/s/ Thomas A. Brice Thomas A. Brice	Director
/s/ James L. Carino James L. Carino	Director
John J. Delaney	Director
/s/ Michael J. Donnelly Michael J. Donnelly	Director
/s/ William J. Gatti William J. Gatti	Director
/s/ Ruth M. Grant Ruth M. Grant	Director
/s/ Jeffrey D. Grube Jeffrey D. Grube	Director
/s/ Frank W. Jones Frank W. Jones	Director
/s/ Joseph A. Kirk Joseph A. Kirk	Director
/s/ Samuel Levy Samuel Levy	Director
/s/ Christine J. Olson Christine J. Olson	Director
/s/ Alan Papernick Alan Papernick	Director
/s/ Myles D. Sampson Myles D. Sampson	Director
/s/ Charles A. Spadafora Charles A. Spadafora	Director